EXHIBIT 32.2

PACIFIC STATE BANCORP

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Regarding Annual Report on Form 10-K for the Year Ended December 31, 2009

In connection with the Annual Report of Pacific State Bancorp (the “Company”) on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report’), the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of her knowledge, that:

(1)	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

BY:  /s/Justin Garner
Vice President and Chief Financial Officer
Date: April 15, 2010